SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_____________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
November 4, 2011

THE MCGRAW-HILL COMPANIES, INC.
(Exact Name of Registrant as Specified in Charter)

New York	1-1023	13-1026995
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1221 Avenue of the Americas, New York, New York	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:
(212) 512-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.12e-4(c))

Item 8.01    Other Events

On November 4, 2011, The McGraw-Hill Companies, Inc. (“McGraw-Hill”), CME Group Inc. (“CME Group”) and CME Group Index Services LLC (“CGIS”), a joint venture between CME Group and Dow Jones & Company, Inc. entered into a Contribution Agreement (the “Contribution Agreement”).  Pursuant to the Contribution Agreement, McGraw-Hill will contribute its S&P index business into a newly formed joint venture entity (the “Joint Venture”), and CGIS will contribute its Dow Jones index business into the Joint Venture. In addition, the Contribution Agreement provides for the purchase by McGraw-Hill from CME Group of Credit Market Analysis Ltd. and the contribution of the consideration therefor by CME Group to the Joint Venture.  Following the respective contributions to the Joint Venture, McGraw-Hill will own a 73% interest in the Joint Venture and CGIS/CME Group will together own a 27% interest in the Joint Venture.

The consummation of the transactions contemplated by the Contribution Agreement is subject to certain conditions, including receipt of required regulatory approvals.  Upon the consummation of the transactions contemplated by the Contribution Agreement, the parties will enter into a limited liability company agreement for the Joint Venture (the “LLC Agreement”) to provide for the management and governance of the Joint Venture.  Pursuant to the LLC Agreement, the Joint Venture will be managed by a board of directors consisting of designees of McGraw-Hill and CGIS/CME Group in approximate proportion to their ownership interests.  Board decisions will be made by majority vote, except that CGIS/CME Group will have customary protective minority approval rights with respect to certain matters.

The LLC Agreement will contain certain restrictions on each party’s ability to transfer its Joint Venture interests.  Until December 31, 2017, McGraw-Hill will not be permitted to dispose of its interests in the joint venture except pursuant to certain spin-off transactions. Thereafter, McGraw-Hill will be able to sell its interest in the Joint Venture subject to certain rights of first offer and first refusal in favor of CGIS/CME Group.   In the event of any such sale, McGraw-Hill also will have drag-along rights and CGIS/CME Group will have tag-along rights.

CGIS/CME Group will have the right to put all or part of its interest in the Joint Venture to McGraw-Hill after 2017 or earlier in certain limited circumstances, based on a fair market value appraisal. Under the LLC Agreement, McGraw-Hill will only have the right to buy out CGIS/CME Group’s Joint Venture interests in very limited circumstances.

Each of McGraw-Hill and CME Group will agree in the LLC Agreement not to compete in the index business for as long as each owns at least five percent of the Joint Venture, subject to certain exceptions, including for existing businesses of McGraw-Hill (such as Platts).

Upon the consummation of the transactions contemplated by the Contribution Agreement, a new license agreement will be entered into that will replace the existing license agreement between Standard & Poor’s Financial Services LLC and CME Group. Under the new license, the Joint Venture will provide CME a license to use certain S&P stock indexes as the basis for futures, options on futures, swaps and other derivative contracts.  CME Group’s license for the S&P 500® Index will be exclusive for futures and options on futures until one year prior to the termination of the license and non-exclusive for the last year.  The license for the other S&P stock indexes will generally be exclusive for futures and options on futures.  In exchange for the license, CME Group will pay a quarterly fee based on a percentage of CME Group’s overall equity index complex profits.

The term of the license will continue until the later of (i) December 31, 2017 or (ii) the date that is one year after the date that CME Group ceases to own at least five percent (accounting for dilution) of the outstanding Joint Venture interests.  Upon on the occurrence of certain events, including certain terminations of the Joint Venture, the term may be extended up to an additional ten years.

The press release is attached as Exhibit 99.1 to this Current Report on  Form 8-K and is incorporated in this Item 8.01 by reference.

Item 9.01.   Financial Statements and Exhibits.

(d)           Exhibits.  The following exhibits are filed with this report:

99.1           Press Release, dated November 4, 2011

99.2           Investor Presentation, dated November 4, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MCGRAW-HILL COMPANIES, INC.

By:	/s/ Kenneth M. Vittor
Name:	Kenneth M. Vittor
Title:	Executive Vice President and General Counsel

Dated:  November 4, 2011

INDEX TO EXHIBITS

Exhibit Number

99.1           Press Release, dated November 4, 2011

99.2           Investor Presentation, dated November 4, 2011